EXHIBIT 5.1
Legal Opinion of Weed & Co. LLP



                          WEED & CO. LLP
4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA  92660-2164
        TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


                          June 29, 2006

Board of Directors
DataLogic International, Inc.
18301 Von Karman, Suite 250
Irvine, CA 92612

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with DataLogic International, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of (a) an aggregate of 7,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2005 Non-Qualified Stock & Stock Option Plan, as amended (the "2005 Plan") and (b) an aggregate of 8,000,000 shares pursuant to the 2006 Stock Incentive Plan (the "2006 Plan").

In connection with this opinion, we have examined the Registration Statement, the 2005 Plan, the 2006 Plan and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2005 Plan or 2006 Plan, as the case may be, and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

Further, we consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                         Very truly yours,


                                         /s/Weed & Co. LLP
                                         --------------------------
                                         Weed & Co. LLP